Exhibit 99.1

RESIGNATION

I hereby resign as an officer of Great Wall Builders Ltd., a Texas Corporation, (the "Company") effectively immediately.

I do not have any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Dated this 2nd day of August, 2011.

            TIAN JIA
            Tian Jia